Exhibit 99.2

KIT DIGITAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On May 9, 2011, KIT digital, Inc., a Delaware corporation (“we,” “us,” “our,” the “Company” or “KIT digital”), filed a Current Report on Form 8-K (the “May 8-K”) to report the company acquired all of the capital stock of ioko365 Limited (“ioko”), a private company incorporated in England and Wales, with principal offices in San Diego, California, York, England, London, England and Sydney, Australia, pursuant to a Securities Purchase Agreement dated as of April 11, 2011 (“ioko SPA”) which closed on May 3, 2011.

On April 11, 2011, KIT digital entered into the ioko SPA with ioko. Pursuant to the ioko SPA, KIT digital acquired all of the capital stock of ioko for $90 million comprised of $74 million in cash, 1,509,804 shares of our common stock valued at $12.7 million (includes a discount related to the restriction on the sale of 1,277,426 of these shares for one year and related to the escrow of 232,378 of these shares for 18 months), and performance based earn-out liabilities based on meeting certain financial milestones on the first and second anniversary of the closing, currently valued at approximately $3.3 million. ioko’s historical financial statements were prepared under accounting principles generally accepted in the United Kingdom (UK GAAP). There were no material differences between UK GAAP and accounting principles generally accepted in the United States (U.S. GAAP) in regards to ioko’s historical financial statements and the unaudited pro forma condensed combined financial statements. In the unaudited pro forma condensed combined financial statements of ioko, assets and liabilities were translated at period end exchange rates and related revenues and expenses were translated at average exchange rates in effect during the reporting periods.

It is important to note that the attached financial statements of ioko are all-inclusive and as such include the results of certain historical business activities that we have either chosen to discontinue or may choose to discontinue under our ownership going forward.

The unaudited pro forma condensed combined balance sheet was prepared by combining the condensed balance sheet of KIT digital and the condensed balance sheets of ioko as of March 31, 2011. The unaudited pro forma condensed combined balance sheet reflects the gross consideration paid by KIT digital for the acquisition of ioko of $90 million of which $3.3 million is due after the first and second anniversary and is included in non-current liabilities assuming the transaction had been completed on March 31, 2011.

The unaudited pro forma condensed combined statement of operations was prepared by combining the condensed statement of operations of KIT digital and the condensed statement of operations of ioko for the three months ended March 31, 2011 and the year ended December 31, 2010 assuming the acquisition occurred on January 1, 2011 and January 1, 2010, respectively. Included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 are ioko’s fiscal year ended September 30, 2010 statement of operations which is the fiscal year ended for ioko.

The pro forma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of KIT digital, as filed with the Securities and Exchange Commission (SEC) in its Annual Report on Form10-K filed March 17, 2011 and in its Quarterly Report on Form 10-Q filed May 10, 2011 and in conjunction with the separate financial statements and related notes thereto of ioko included as Exhibit 99.1 to this Form 8-K/A.

These pro forma condensed combined financial statements are not necessarily indicative of the combined results of operations that would have occurred had the acquisition actually taken place at the beginning of the period indicated above or the future results of operations. The pro forma adjustments as presented are based on estimates and certain information that is currently available to KIT digital’s management. Such pro forma adjustments could change as additional information becomes available, as estimates are refined or as additional events occur.

UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET
As of March 31, 2011
(in thousands of USD)

	Historical		Pro Forma		Pro Forma
	KIT digital	ioko	Adjustments		Combined
ASSETS
Cash and cash equivalents	$109,665	$17,333	$(73,230)	A/D	$53,768
Other current assets	56,941	22,741			79,682

Total current assets	166,606	40,074	(73,230)		133,450
Intangible assets, net	18,691	0	10,000	B	28,691
Goodwill	151,075	0	48,887	C	199,962
Other non-current assets	16,143	2,044			18,187

Total assets	$352,515	$42,118	$(14,343)		$380,290

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$51,181	$14,432	$(3,640)	D/E	$61,973
Non-current liabilities	17,067	0	5,962	A/F	23,029

Total liabilities	68,248	14,432	2,322		85,002
Stockholders’ equity	284,267	27,686	(16,665)	A/G/H	295,288

Total liabilities and stockholders’ equity	$352,515	$42,118	$(14,343)		$380,290

See accompanying notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2011
(in thousands of USD, except per share data)

	Historical		Pro Forma		Pro Forma
	KIT digital	ioko	Adjustments		Combined
Revenue	$34,450	$19,413	$		$53,863

Operating expenses	49,099	15,666	417	I	65,182

(Loss) from operations	(14,649)	3,747	(417)		(11,319)
Interest and other income	72	6			78
Interest and other expense	(395)				(395)
Derivative income	2,610				2,610

Net (loss) income before income taxes	(12,362)	3,753	(417)		(9,026)
Income tax (expense) benefit	(139)	(813)	3,400	J	2,448

Net (loss) income available to common shareholders	$(12,501)	$2,940	$2,983		$(6,578)

Basic and diluted net (loss) per common share	$(0.34)				$(0.17)
Weighted average common shares outstanding, basic and diluted	36,573,031				38,082,835

See accompanying notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
For the Year Ended December 31, 2010
(in thousands of USD, except per share data)

	Historical		Pro Forma		Pro Forma
	KIT digital	ioko *	Adjustments		Combined
Revenue	$106,597	$66,036	$		$172,633

Operating expenses	127,253	54,527	1,668	I	183,448

(Loss) from operations	(20,656)	11,509	(1,668)		(10,815)
Interest and other income	82	22			104
Interest and other expense	(1,277)				(1,277)
Derivative expense	(12,891)				(12,891)

Net (loss) income before income taxes	(34,742)	11,531	(1,668)		(24,879)
Income tax (expense) benefit	(518)	(2,522)	3,400	J	360

Net (loss) income available to common shareholders	$(35,260)	$9,009	$1,732		$(24,519)

Basic and diluted net (loss) per common share	$(1.63)				$(1.06)
Weighted average common shares outstanding, basic and diluted	21,586,655				23,096,459

* For the fiscal year ended September 30, 2010, which is the fiscal year end for this company.

See accompanying notes to unaudited pro forma condensed combined financial statements

KIT DIGITAL, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Preliminary Purchase Price to Acquire ioko365 Limited

The aggregate cost of the acquisition of ioko was approximately $90 million. We have allocated the aggregate cost of the acquisition to ioko’s net tangible and identifiable intangible assets based on their estimated fair values. The excess of the aggregate cost of the acquisition over the net estimated fair value of the tangible and identifiable intangible assets and liabilities assumed was recorded to goodwill. Below is a summary of the preliminary allocation of the aggregate cost of the acquisition. The final purchase price allocation will depend upon the final valuation of the assets acquired and the liabilities assumed upon the close of the acquisition. Consequently, the actual allocation of the purchase price could differ from that presented herein.

Aggregate Cost
of the
Acquisition
($ in thousands)
Intangible assets—customer list	10,000
Acquired assets and liabilities, net	31,151
Goodwill	48,887

Total	$90,038

Unaudited Pro Forma Condensed Combined Balance Sheet
($ in thousands)

The pro forma adjustments on the attached unaudited pro forma condensed combined balance sheets include the following:

A.)
Represents the gross consideration paid by KIT for the acquisition of ioko of $74,000 in cash, issuance of 1,509,804 shares of our common stock valued at $12,676 (includes a discount related to the restriction on the sale of 1,277,426 of these shares for one year and related to the escrow of 232,378 of these shares for 18 months), and performance based earn-out liabilities based on meeting certain financial milestones on the first and second anniversary of the closing currently valued at $3,362 which is included in Non-current liabilities.

B.)	Represents the estimated fair value of intangible assets separately identifiable from goodwill as of the acquisition of $10,000.

C.)	Represents goodwill, which is the excess of the purchase price over the net estimated fair value of the tangible and identifiable intangible assets acquired and liabilities assumed.

D.)
Represents an estimated tax credit in the United Kingdom of $3,400 in relation to the exercise of ioko’s stock options prior to acquisition which reduced the income tax liability and an increase in cash of $770 for the exercise of these options.

E.)	Represents the adjustment of ioko’s deferred revenue of $240 to reflect the fair value at the date of acquisition.

F.)
Based on preliminary estimates, we have determined that the acquisition will result in the recognition of a deferred tax liability due to differences between the book basis and tax basis for certain assets of ioko. This adjustment of $2,600 represents the recognition of the deferred tax liability upon acquisition.

G.)	Represents the elimination of ioko’s historical equity accounts of $27,686.

H.)	Represents the change in working capital from March 31, 2011 to the acquisition date of $1,655.

Unaudited Pro Forma Condensed Combined Statements of Operations
The pro forma adjustments on the attached unaudited pro forma condensed combined statements of operations include the following:

I.)
Represents the increase in amortization of intangible assets based on the estimated fair value of acquired intangible assets. We preliminarily identified approximately $10,000 of amortizable intangible assets with an estimated useful life of approximately 6 years. Identifiable intangible assets included customer relationships. Amortization of these assets will be recorded to operating expenses depending on the type of asset. The purchase price allocation for ioko is preliminary and will be finalized upon receipt of a final valuation report.

J.)	Represents an estimated tax credit in the United Kingdom of $3,400 in relation to the exercise of ioko’s stock options prior to acquisition which is an income tax benefit.